UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

OWC Pharmaceutical Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	4514760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (0) 3-758-2657

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

OWC Pharmaceutical Research Corp. (“OWC”), represented by its wholly-owned subsidiary, One World Cannabis Ltd., a company organized and existing under the laws of Israel (“OWC-Israel”), announced that, on December 9, 2019, the United States Patent and Trademark Office issued a Notice of Allowance indicating that OWC Israel’s Patent Application No. 15/629,230 directed to cannabis based extracts and topical formulations for use in skin disorders, is allowed for issuance as a patent. The allowed patent application covers the use of cannabis extracts in skin disorders, which is a key focus area for OWC’s clinical development program. OWC has performed pre-clinical studies and has completed a human safety study with a cannabis-based ointment and is in the process of procuring the necessary permits for an efficacy study on psoriatic patients.

This allowed US patent application adds significantly to OWC’s intellectual property portfolio, which includes issued patents for treatment of skin conditions in the Czech Republic and Australia, as well as other families of patent applications currently under prosecution, directed to the use of cannabis-based extracts for further clinical indications and various non-clinical applications. OWC believes that this topical ointment could offer relief for patients suffering from conditions such as Psoriatic lesions of the face, which currently lack effective alternative topical treatments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC PHARMACEUTICAL RESEARCH CORP.

	By:	/s/ Mordechai Bignitz
	Name:	Mordechai Bignitz
	Title:	Chief Executive Officer

Dated: December 12, 2019

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